                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We hereby consent to the use of our audit report dated April 30, 1997, relating to the financial statements of Apex Waste Services, Inc., and Waste Management of Pennsylvania, Inc., Northeast Pennsylvania Division, as of and for the twelve months ended December 31, 1996, contained in the Current Report on Form 8-K dated March 31, 1997 (as amended on Form 8-K/A filed May 15, 1997 and July 10,
1997).

                                        /s/ Daniel P. Irwin and Associates, P.C.

Stafford-Wayne, Pennsylvania
July 10, 1997